Exhibit 10.5.1

Confidential portions of this document have been omitted and filed separately with the Commission. The omitted portions have been marked as follows: “***”.

EXECUTION VERSION

Addendum Agreement

This Addendum Agreement is made this 28 day of December 2000, between Bioglan Pharma PLC of 5, Hunting Gate, Hitchin, Hertfordshire SG4 OTJ (“Bioglan”) and Jagotec AG of Eptingerstrasse 51, CH-4132 Muttenz, Switzerland (“Jago”).

Bioglan and Jago entered into a Licence and Manufacturing Agreement dated March 13th 2000 (“the Licence Agreement”) for the Product Solaraze, for certain European countries including the United Kingdom, France, Germany, Italy and Sweden.

Under such Licence Agreement, Jago granted Bioglan a right of first refusal to make, distribute, and sell the Product in all other countries of the world.

Jago and its affiliate SkyePharma Inc have the right to grant licences and marketing authorisations for the United States of America, Canada and Mexico. Bioglan now wishes to exercise its right of first refusal with respect to these countries.

This Addendum Agreement is intended to be read in conjunction with the Licence Agreement and, save where expressly stated in this Addendum Agreement, the terms of the Licence Agreement shall apply to the Additional Territory and shall remain in full force and effect in relation to the Territory.

OPERATIVE PARTS

Al.	Definitions

In this Agreement all words and expressions shall have the meanings as set out in the Licence Agreement unless otherwise set out below:

“Additional Territory” shall mean The United States of America, Canada and Mexico.

“Competent Authority” shall mean collectively the entities in all countries of the Additional Territory responsible for the regulation of the Product.

“FDA” means the United States Food and Drug Administration or any successor agency thereto.

“Marketing Authorisations” shall mean all necessary and appropriate regulatory approvals, excluding pricing and reimbursement approvals, to put the Product on the market in any country of the Additional Territory.

“NDA” means a New Drug Application and all amendments and supplements thereto, filed with the United States FDA.

“NDS” means a New Drug Submission and all amendments and supplements thereto, filed with the Canadian TPP.

EXECUTION VERSION

“Patent Rights” means all rights as set out in the Agreement and shall include all patent rights to the Product in the Additional Territory.

“TPP” means the Canadian Therapeutic Products Program.

A2	Marketing Authorisations

SkyePharma Inc (SkyePharma) hereby transfers NDA No.21-005 and NDS No. 06773 and all Marketing Authorisations related to the Product to Bioglan.

A3	Fees and Royalties

A3.1	In partial consideration for the license granted under this Agreement and in consideration for the transfer of the NDA and NDS and all other Marketing Authorisations related to the Product, Bioglan has paid or shall pay to Jago the following amounts

a)	*** paid on 28th December 2000

b)	*** payable within 5 (five) business days of First Commercial Sale of Product by Bioglan in any country in the Additional Territory

c)	*** within 5 (five) business days of December 31 2001.

d)	Milestone payments in respect of the calendar year in which commercial sales of the Product in the Additional Territory shall first reach:

*** *** *** *** ***

The parties agree that in no event shall the total milestones payable under this clause A3.1(d) exceed *** dollars (***)

The milestone payments set out in d) above are based on revenue forecasts for commercial sales of the Product of:

*** Year 1 *** Year 2 *** Year 3 *** Year 4 *** Year 5

Where Year 1 is the first consecutive twelve month period immediately following the first commercial sales of the Product in any country of the Additional Territory and Years 2, 3, 4 and 5 follow consecutively thereafter

A3.2	In further consideration for the grant of this exclusive licence in the Additional

EXECUTION VERSION

Territories Bioglan shall pay Jago royalties based on the commercial sales of the Product in the Additional Territories as follows:

i)	In any twelve month period of commercial sales of the Product, where sales of the Product meet or exceed 50% of the forecast for that year a royalty of *** of Net Sales shall apply.

ii)	In any twelve month period of commercial sales of the Product, where sales of the Product are between 25% and 50% of the forecast for that year, a royalty of *** of Net Sales shall apply.

iii)	In any twelve month period of commercial sales of the Product, where sales of the Product are less than 25% of the forecast for that year, a royalty of *** of Net Sales shall apply.

In the event that commercial sales of the Product reach a threshold resulting in a higher royalty payment for the first time during any such twelve month period that higher rate will apply to all commercial sales of the Product in that 12 month period. A calculation will thereafter be made at the end of each twelve month period to determine the royalty rate for that preceding twelve month period.

In all cases Year 1 is the first consecutive twelve month period immediately following the first commercial sale of the product in any county of the Additional Territory and Years 2, 3, 4 and 5 follow consecutively thereafter.

A4	Regulatory Matters

A4.1	Unless otherwise required by applicable laws, Bioglan shall be the owner and holder of all Marketing Authorisations during the term of the License granted herein. Bioglan agrees at its sole cost and expense to maintain the Marketing Authorizations including obtaining any variations or renewals thereof necessary to manufacture, market and sell the Product in each country in the Additional Territory.

A4.2	Each party or its relevant Associated Companies shall provide reasonable assistance to the other at the other’s request in connection with the transfer of the Marketing Authorizations. Bioglan and Jago or their relevant Associated Companies shall comply with all Applicable laws within the Additional Territory including the provision of information by Bioglan and Jago or their relevant Associated Companies to each other necessary for Jago and Bioglan or their relevant Associated Companies to comply with any applicable reporting requirements. Bioglan shall promptly notify Jago of any comments, responses or notices received from, or inspections by, the FDA or other applicable Competent Authorities in the Additional Territory which relate to or may impact the Product or the manufacture of the Product and shall promptly inform Jago of any responses to such comments responses notices or inspections and the resolution of any issue raised by the FDA or other Competent Authority in the Additional Territory.

A4.3	Each Party shall advise the other Party by telephone or facsimile within such time as is required to comply with applicable laws after it becomes aware of any potentially serious or unexpected adverse event (including adverse drug

EXECUTION VERSION

experiences as defined in 21 C.F.R. S.314.80 or other applicable regulations) (an “ADE”) involving the Product. Such advising Party shall provide the other party with a written report delivered by confirmed facsimile of any adverse reaction stating the full facts known to such Party including but not limited to customer name, address, telephone number, batch lot and serial numbers and other information as required by Applicable Laws. Bioglan shall have full responsibility for (i) monitoring such adverse reactions (ii) data collection activities that occur between Bioglan and the patient or medical professional as appropriate including any follow-up inquiries which Bioglan deems necessary or appropriate and (iii) making any reports to the competent Authorities in the Additional Territory.

A4.4	In the event that Jago requires access to the NDA and/or NDS for commercial reasons outside the Additional Territory and/or the Territory, Bioglan shall permit such access as the parties may agree at Jago’s expense and grant a right of reference for use outside the Additional Territory by Jago, its Associated Companies and their respective sub-licensees.

A4.5	In the event that Jago desires access to the NDA and/or NDS for commercial reasons for use only by Jago, its Associated Companies or their respective sub-licensees Bioglan shall permit such access as the parties may agree at Jago’s expense and grant a right of reference for use inside the Additional Territory in respect of any product (for use outside the Field) other than the Product.

A5.	Manufacturing

A5.1	Bioglan shall use its commercially reasonable efforts to enter in to a manufacturing and supply agreement with Patheon Y.M. Inc. (formally Global Pharm Inc) on terms reasonably acceptable to it as soon after execution of this Agreement as is possible.

A6.	Amendments

The following changes to the Licence Agreement shall apply in respect of both the Territory and the Additional Territory

A6.1	The definition of “Good Manufacturing Practice” in relation to the Additional Territory shall be amended to read, “Good Manufacturing Practice” or “GMP” shall mean all applicable laws of any governmental or regulatory authority having jurisdiction over the manufacturer of the Products, which laws and regulations relate to current good manufacturing practices.”

A6.2	The condition precedent set out in the Agreement shall be deleted.

A6.3	Clause 5.7 of the Agreement shall be amended to read as follows:

“Bioglan shall market the Product under any trademarks chosen by Bioglan. Bioglan shall meet all responsibilities of monitoring such trademarks in the Territory, It is hereby agreed that all rights in such trade will vest absolutely in Bioglan”.

EXECUTION VERSION

A6.4	The parties agree that the provisions of Clauses 6.1 and 8.7 shall be expanded to include the company, *** in addition to ***.

A6.5	Clause 10.6 shall apply in respect of the Additional Territory as if reference to Clause 3.1 were to Clause A3.1 of this Addendum Agreement.

This Addendum Agreement has been entered into on the date first written above

BIOGLAN PHARMA PLC

/s/ Don Gill
BY	Don Gill
TITLE	Director

JAGOTEC AG

/s/ Suzanne V. McLean
BY	Suzanne V. McLean
TITLE	General Counsel & Company Secretary

/s/ Francesco Patalano
BY	Francesco Patalano
TITLE	Director